                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                Investor Contact: David Tucker 281-406-2370
November 2, 2004

                  Parker Drilling Reports Third Quarter Results

HOUSTON - For the quarter ended September 30, 2004, Parker Drilling Company (NYSE: PKD) today reported revenues of $87.9 million and a net loss of $22.1 million, or $0.23 per share, compared to a net loss of $6.7 million or $0.07 per share on revenues of $82.9 million for the third quarter of 2003. The loss from continuing operations for the third quarter of 2004 was $23.4 million or $0.25 per share compared to a loss from continuing operations of $8.8 million or $0.09 per share for the third quarter of 2003.

As reflected in the Company's recent press release, third quarter operating results were negatively impacted by lack of activity in the international offshore segment, which for the third quarter more than offset improved utilization and dayrates in the US drilling market and increased rental tool activity. Also contributing to the third quarter loss were non-routine costs totaling $10.3 million or $0.11 per share. The Company incurred charges of approximately $8.2 million relating to the issuance of $150 million of Senior Floating Rate Notes on September 2, 2004, the purchase of $80 million of the Company's 10.125% Senior Notes and the pay off of its $70 million Term Loan. These charges included a 6.54% premium paid on the purchase of $80 million of the Company's 10.125% Senior Notes tendered pursuant to a tender offer dated August 6, 2004, the write-off of debt issuance costs associated with the debt paid down, and legal and other fees. In addition, the Mangistau Oblast Court of the Republic of Kazakhstan confirmed the settlement for duties and taxes assessed by the Mangistau Customs Control in connection with the temporary import status of barge rig 257, resulting in a charge of $2.1 million. Though the short term cash impact was $3.9 million for the settlement, $1.8 million is expected to be recaptured through reduced VAT payments over the next six months. The settlement released all claims of the Kazakhstan customs authorities and the rig is free to move from port and is expected to commence operations during the fourth quarter.

For the first nine months of 2004, Parker Drilling reported revenues of $266.7 million and a net loss of $40.5 million or $0.43 per share. For the first nine months of 2003, Parker Drilling reported revenues of $247.1 million and a net loss of $97.3 million or $1.04 per share, which included a $54.0 million or $0.58 per share impairment for assets held for sale. The loss from continuing operations for the first nine months of 2004 was $47.0 million or $0.50 per share compared to a loss from continuing operations of $37.3 million or $0.40 per share for the first nine months of 2003. Reported earnings for both current year and prior year reflect a reclassification of Latin America operations from discontinued operations to continuing operations due primarily to the Company obtaining contracts in Mexico utilizing seven of the rigs previously classified as discontinued operations. The reclassification resulted in an impairment of $5.1 million during the second quarter of 2004. In addition to the $10.3 million non-routine charges in the third quarter of 2004, earlier in the year the Company incurred other non-routine costs of $5.2 million relating to personnel severance costs, an adjustment to a life insurance asset and an additional VAT assessment in Nigeria.

Third quarter average utilization of international land rigs rose to 54 percent from 43 percent during the second quarter of 2004, a significant increase from the 29 percent reported for the third quarter of 2003. Average utilization of Parker Drilling's Gulf of Mexico barge rigs also increased during the third quarter of 2004 to 66 percent, compared to an average utilization of 60 percent in the second quarter of 2004 and 40 percent for the third quarter of 2003. Current utilization is 70 percent for the Gulf of Mexico barge rigs. Quarterly utilization information can be accessed in the section entitled "Rig Utilization" on the Parker Web site, referenced below.

Capital expenditures for the nine months ended September 30, 2004, were $34.8 million. Total debt was $481.1 million at September 30, 2004, and the Company's cash balance was $38.8 million.

Parker has scheduled a conference call at 10 a.m. CST (11 a.m. EST) November 2, 2004 to discuss third quarter 2004 results. Those interested in participating in the call may dial in at (303) 262-2131. The conference call replay can be accessed from noon CST November 2, 2004, until 6 p.m. CST November 9, 2004, by dialing (303) 590-3000 and using the access code 11011921#. Alternatively, the call can be accessed live through the Parker Web site at http://www.parkerdrilling.com. An archive of the call will be available on the Web for 12 months.

This release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including the outlook for rig
utilization  and  dayrates,   general  industry  conditions   including  bidding
activity, future operating results of the Company's rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. For a more detailed discussion of risk factors, please refer to the Company's reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2003. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                                   (Unaudited)

                                                             Three Months Ended September 30,       Nine Months Ended September 30,
                                                             --------------------------------      --------------------------------
                                                                 2004               2003               2004               2003
                                                             -------------      -------------      -------------      -------------
                                                                                     (Dollars in Thousands)
DRILLING AND RENTAL REVENUES
  U.S. Drilling                                              $      22,788      $      13,872      $      63,209      $      49,593
  International Drilling                                            49,686             54,950            156,238            157,094
  Rental Tools                                                      15,471             14,054             47,278             40,366
                                                             -------------      -------------      -------------      -------------
TOTAL DRILLING AND RENTAL REVENUES                                  87,945             82,876            266,725            247,053
                                                             -------------      -------------      -------------      -------------

DRILLING AND RENTAL OPERATING EXPENSES
  U.S. Drilling                                                     13,399             11,964             38,596             37,466
  International Drilling                                            43,824             37,343            122,218            111,398
  Rental Tools                                                       6,558              5,860             19,883             16,868
  Depreciation and Amortization                                     17,806             17,450             50,599             56,580
                                                             -------------      -------------      -------------      -------------
TOTAL DRILLING AND RENTAL OPERATING EXPENSES                        81,587             72,617            231,296            222,312
                                                             -------------      -------------      -------------      -------------

DRILLING AND RENTAL OPERATING INCOME                                 6,358             10,259             35,429             24,741
                                                             -------------      -------------      -------------      -------------

Construction Contract Revenue                                          -                1,061                -                7,030
Construction Contract Expense                                          -                   61                -                5,030
                                                             -------------      -------------      -------------      -------------
NET CONSTRUCTION CONTRACT OPERATING INCOME                             -                1,000                -                2,000
                                                             -------------      -------------      -------------      -------------

General and Administrative Expense                                  (4,924)            (4,079)           (17,958)           (14,485)
Provision for Reduction in Carrying Value of Certain Assets            -                  -               (6,558)               -
Gain on Disposition of Assets, Net                                     333                533              1,402              1,344
                                                             -------------      -------------      -------------      -------------

TOTAL OPERATING INCOME                                               1,767              7,713             12,315             13,600
                                                             -------------      -------------      -------------      -------------

OTHER INCOME AND (EXPENSE)
  Interest Expense                                                 (12,202)           (13,152)           (39,077)           (39,901)
  Loss on Extinguishment of Debt                                    (8,151)               -               (8,729)               -
  Other Income (Expense) - Net                                        (294)              (430)               461                703
                                                             -------------      -------------      -------------      -------------
TOTAL OTHER INCOME AND (EXPENSE)                                   (20,647)           (13,582)           (47,345)           (39,198)
                                                             -------------      -------------      -------------      -------------

LOSS BEFORE INCOME TAXES                                           (18,880)            (5,869)           (35,030)           (25,598)

Income Tax Expense                                                   4,542              2,914             12,008             11,668
                                                             -------------      -------------      -------------      -------------

LOSS FROM CONTINUING OPERATIONS                                    (23,422)            (8,783)           (47,038)           (37,266)
Discontinued Operations, Net of Taxes                                1,359              2,127              6,586            (59,999)
                                                             -------------      -------------      -------------      -------------

NET LOSS                                                     $     (22,063)     $      (6,656)     $     (40,452)     $     (97,265)
                                                             =============      =============      =============      =============


EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
  Loss From Continuing Operations                            $       (0.25)     $       (0.09)     $       (0.50)     $       (0.40)
  Discontinued Operations, Net of Taxes                      $        0.02      $        0.02      $        0.07      $       (0.64)
  Net Loss                                                   $       (0.23)     $       (0.07)     $       (0.43)     $       (1.04)


AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted                                               94,196,255         93,728,825         93,944,927         93,198,996

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                                                           September 30, 2004           December 31, 2003
                                                                          --------------------         --------------------
                              ASSETS                                                   (Dollars in Thousands)
CURRENT ASSETS
  Cash and Cash Equivalents                                               $             38,757         $             67,765
  Accounts and Notes Receivable, Net                                                    90,001                       89,050
  Rig Materials and Supplies                                                            15,769                       13,627
  Other Current Assets                                                                  15,258                        2,466
                                                                          --------------------         --------------------
    TOTAL CURRENT ASSETS                                                               159,785                      172,908
                                                                          --------------------         --------------------

PROPERTY, PLANT AND EQUIPMENT, NET                                                     405,623                      387,664

ASSETS HELD FOR SALE                                                                    27,428                      150,370

OTHER ASSETS
  Goodwill                                                                             114,398                      114,398
  Other Assets                                                                          33,869                       22,292
                                                                          --------------------         --------------------
TOTAL OTHER ASSETS                                                                     148,267                      136,690
                                                                          --------------------         --------------------

TOTAL ASSETS                                                              $            741,103         $            847,632
                                                                          ====================         ====================

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current Portion of Long-Term Debt                                       $                 60         $             60,225
  Accounts Payable and Accrued Liabilities                                              96,590                       68,404
                                                                          --------------------         --------------------
     TOTAL CURRENT LIABILITIES                                                          96,650                      128,629
                                                                          --------------------         --------------------

LONG-TERM DEBT                                                                         481,062                      511,400

DISCONTINUED OPERATIONS                                                                  1,035                        6,421

OTHER LIABILITIES                                                                        7,973                        8,379

STOCKHOLDERS' EQUITY                                                                   154,383                      192,803
                                                                          --------------------         --------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $            741,103         $            847,632
                                                                          ====================         ====================



Current Ratio                                                                             1.65                         1.34

Total Long Term Debt as a % of capitalization                                               76%                          73%

Book Value per common share                                               $               1.63         $               2.05

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                             Selected Financial Data
                                   (Unaudited)


                                                                                                  Three Months Ended
                                                                                  ------------------------------------------------
                                                                                           September 30,                June 30,
                                                                                  ------------------------------      ------------
                                                                                      2004              2003              2004
                                                                                  ------------      ------------      ------------
DRILLING AND RENTAL REVENUES                                                                    (Dollars in Thousands)
    U.S. Drilling                                                                 $     22,788      $     13,872      $     20,662
    International Land Drilling                                                         45,918            37,105            41,120
    International Offshore Drilling                                                      3,768            17,845             9,395
    Rental Tools                                                                        15,471            14,054            16,704
                                                                                  ------------      ------------      ------------
      Total Drilling and Rental Revenues                                                87,945            82,876            87,881
                                                                                  ------------      ------------      ------------

DRILLING AND RENTAL OPERATING EXPENSES
    U.S. Drilling                                                                       13,399            11,964            12,506
    International Land Drilling                                                         33,553            25,035            26,781
    International Offshore Drilling                                                     10,271            12,308            11,722
    Rental Tools                                                                         6,558             5,860             6,712
                                                                                  ------------      ------------      ------------
      Drilling and Rental Operating Expenses                                            63,781            55,167            57,721
                                                                                  ------------      ------------      ------------

DRILLING AND RENTAL OPERATING INCOME
    U.S. Drilling                                                                        9,389             1,908             8,156
    International Land Drilling                                                         12,365            12,070            14,339
    International Offshore Drilling                                                     (6,503)            5,537            (2,327)
    Rental Tools                                                                         8,913             8,194             9,992
    Depreciation and Amortization                                                      (17,806)          (17,450)          (16,544)
                                                                                  ------------      ------------      ------------
      Total Drilling and Rental Operating Income                                         6,358            10,259            13,616

    Net Construction Contract Operating Income                                             -               1,000               -
    General and Administrative Expense                                                  (4,924)           (4,079)           (6,992)
    Provision for Reduction in Carrying Value of Certain Assets                            -                 -              (6,558)
    Gain on Disposition of Assets, Net                                                     333               533               346
                                                                                  ------------      ------------      ------------
TOTAL OPERATING INCOME                                                            $      1,767      $      7,713      $        412
                                                                                  ============      ============      ============


                          Marketable Rig Count Summary
                            As of September 30, 2004

                                                                                                                          Total
                                                                                                                      ------------
  U.S. Gulf of Mexico Barge Rigs
     Workover                                                                                                               7
     Intermediate                                                                                                           5
     Deep                                                                                                                   8
                                                                                                                      ------------
  Total U.S. Gulf of Mexico Barge Rigs                                                                                     20
                                                                                                                      ------------

  International Land Rigs
     Asia Pacific                                                                                                          12
     Africa/Middle East                                                                                                     2
     Latin America                                                                                                         16
     CIS                                                                                                                    8
                                                                                                                      ------------
        Total International Land Rigs                                                                                      38

  International Barge Rigs
     Mexico                                                                                                                 1
     Nigeria                                                                                                                4
     Caspian Sea                                                                                                            1
                                                                                                                      ------------
        Total International Barge Rigs                                                                                      6
                                                                                                                      ------------
  Total International Rigs                                                                                                 44
                                                                                                                      ------------

  Rig Held for Sale - U.S. Gulf of Mexico Jackup Rig                                                                        1

                                                                                                                      ------------
        Total Marketable Rigs                                                                                              65
                                                                                                                      ============